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                              COOPERATION AGREEMENT

                                     ON THE

                    CUTTING AND MARKETING OF ANGOLAN DIAMONDS


WHEREAS, Angola is acknowledged as a preeminent world producer of rough diamonds of remarkable quality and size, wishing, therefore, to promote the insertion of the private initiative in the diamond cutting industry;

WHEREAS, Lazare Kaplan International ("LKI") possesses unsurpassed expertise in the cutting and marketing of such diamonds internationally, and owns suitable trading networks in the major markets;

WHEREAS, Empresa Nacional de Diamantes de Angola ("Endiama"), Angola's national diamond mining company, is in charge of diamond mining and takes keen interest in participation in projects which might contribute to improving its position in the market, that interest having been indicated during the signing of the "Agreement for the Marketing of Diamonds and Sale after Cutting," dated December 9, 1988, between LKI and Endiama, and the "Declaration of Intent," dated December 5, 1989, between the two Parties;

WHEREAS, Sociedade Angolana de Exploracao, Lapidacao e Comercializacao de Diamantes, owned by a consortium of Angolan investors, is entitled to undertake diamond cutting activities and wishes to exploit that right in such a way that it may promote the national interests; Endiama being interested in adjusting the above-mentioned contract to the new existing reality;

NOW, THEREFORE, the Parties hereby agree to a program of cooperation in the cutting and marketing of Angolan diamonds in three States according to the following aspects described below:

1. Stage One will commence upon execution of this Agreement and will include the following activities:





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*       Confidential portions omitted and filed separately with the Commission.







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        (A) Sociedade Angolana de Exploracao, Lapidacao e Comercializacao de
        Diamantes and Endiama will form an offshore company (the "Joint Venture") owned 60.8% by Sociedade Angolana de Exploracao, Lapidacao e Comercializacao de Diamantes and 39.2% by Endiama, and that Joint Venture shall designate a representative to coordinate Agreement implementation with a representative designated by LKI.

        (B) On the Joint Venture's behalf, Endiama will sell to LKI in Angola, commencing with the first Endiama sales cycle after approval of this Agreement by the Government of Angola, rough diamonds of sizes and qualities suitable for cutting and sale. To that effect, Endiama shall sell at least * of the diamonds produced by operators licensed under * . The Parties acknowledge that their intention is to create a diamond polishing cooperation in Angola with the capacity for polishing at least $40 million of rough diamonds per year;

        (C) LKI shall be responsible for the insurance and cutting of such diamonds at its facilities in Puerto Rico, Botswana and/or elsewhere with the participation of a representative designated by Endiama and for the sale, through its international marketing networks, of the resulting polished diamonds at maximum prices as well as the resale of any rough diamonds in its possession whose cutting is not commercially feasible;

        (D) Upon the first sale of rough diamonds to LKI by Endiama, LKI will begin selecting, from among candidates identified by the Joint Venture, Angolans possessing the requisite background, dexterity, disposition and other vital characteristics and qualifications rendering those individuals suitable for training as diamond cutters;

        (E) Upon the sale by Endiama, for * consecutive sales cycles, of * worth of rough diamonds to LKI in each such sales cycle, LKI will commence a comprehensive Feasibility Study exercise, involving the Joint Venture and establishing the basis upon which diamond cutting could be both expanded and relocated within Angola by securing competitive conditions necessary and appropriate in the global cutting industry. A Feasibility Study report, to be delivered by LKI within four months of the Study's commencement, would address such issues as the optimal location, design, size, skills level, funding, production volumes, and market conditions and strategies required for an Angolan cutting factory to succeed. Consistent with the findings of the Feasibility Study, the Parties agree that they will use their


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        best efforts to create the conditions necessary to establish a commercially viable diamond cutting operation in Angola.

2. Stage Two will commence as soon as trainees in sufficient numbers have been identified and selected and LKI has purchased diamonds totalling at least * for a period of * consecutive months. In addition to the foregoing cutting and marketing, State Two activities will include the full training of those trainees, at LKI's state-of-the-art facilities in Puerto Rico, Botswana and/or elsewhere, in the cutting and preparation for sale of Angolan diamonds, with LKI advancing all subsistence, transport, and other costs associated with such period of training. If for any reason there is failure in the fulfillment of the minimum selling requirements, as well as its regularity, or if otherwise decided by unanimous consent due to the non-feasibility of this State, the Parties may terminate the present Agreement.

3. Stage Three will commence at such time as all issues bearing upon the commercial viability of an Angolan cutting factor have been resolved to the satisfaction of LKI and the Joint Venture, and will entail establishment of that factory, employing Angolans trained by LKI, in accordance with the blueprint set forth in the Feasibility Study and the following projected corporate structure:

        (A) Ownership of the factory by an offshore company established by LKI and the Joint Venture without any capital contribution from the Joint Venture;

        (B) Shares in that company to be held 49% by LKI and 51% by the Joint Venture;

        (C) All material company decisions to be taken by consensus;

        (D) Management and marketing to be provided by LKI under contract; and

        (E) A shareholders agreement among the company's shareholders formalizing their respective rights and obligations.

4.      Financial and Payment Terms

                                       *

        (B) Within * days of the sale by Endiama of rough diamonds exported for cutting or resale under this Agreement, LKI will pay to Endiama the Base Price of those diamonds, as jointly valuated and agreed by LKI and the Joint Venture on the basis of market prices. *




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        (C) Profits (and any losses) from the sale of diamonds -- meaning sales proceeds after deduction of the Base Price and after reimbursement in full of all other costs with respect to the cutting, marketing, selling, training, financing and other activities provided for in this Agreement -- will be allocated 49% to LKI and 51% to the Joint Venture, whose share will be paid by LKI offshore.

5. Further Obligations of the Parties. In addition to the obligations enumerated above.

        (A) LKI will obtain all visas and approvals, and arrange all logistical support, in connection with the training of diamond cutters outside of Angola;

        (B) Endiama, Sociedade Angolana de Exploracao, Lapidacao e Comercializacao de Diamantes and the Joint Venture will assure that all export and other licenses, and all official approvals conferring upon this project and its participants the full protection and rights available under Angolan law, are procured; and

        (C) Without delaying such implementation of this Agreement, the Parties, based upon counsel from their respective legal and financial advisors, will expeditiously conclude a further Agreement instituting such corporate or other governance structures for this Agreement, and containing such additional standard terms and specifications, as may be advised by legal and technical counsel.

6. Term; Disputes. This Agreement shall be valid for a period of five years from the date of its execution, renewable for a further five years, and any disputes hereby shall be subject to the exclusive jurisdiction of the Provincial Tribunal of Luanda, applying the Commercial Code of Angola.

SIGNED in Luanda, July 5, 1996, in Portuguese and English in two copies, each of which has equal force and legal validity.

For LKI                                     For Endiama


 /s/ George Sherrell                         /s/ Henrique Videra


                      For Sociedade Angolana de Exploracao,
                    Lapidacao e Comercializacao de Diamantes

                       /s/ Licenio Assis





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